Exhibit 3.8

Canada Business	FORM 1
Corporations Act	ARTICLES OF INCORPORATION.
(SECTION 6)

1	Name of Corporation

SPUNTECH FABRICS INC

2	The place in Canada where the registered office is to be situated

2100 - 1801 Hollis Street, P.O. Box 1054, Halifax, NS B3J 2X6

3	The classes and any maximum number of shares that the corporation is authorized to issue

The corporation is authorized to issue Class A and Class B shares with the following rights, privileges, restrictions and conditions:

1.	Class A shares, without nominal or par value, the holders of which are entitled:

(a)	To vote at all meetings of shareholders except meetings at which only holders of a specified class of shares are entitled to vote;

(b)	To receive such dividend as the directors in their discretion shall declare; and

(c)	To receive the remaining property of the corporation upon dissolution.

2.	Class B shares shall carry the right:

(a)	To a dividend as fixed by the Board of Directors, which dividend may be either cumulative or non-cumulative, or preferential or non-preferential, at the discretion of the directors; and

(b)	Upon the liquidation or winding-up of the corporation, to repayment of the amount paid for each share (plus any declared and unpaid dividends) in priority to the Class A shares but they shall not confer a right to any further participation in profits or assets.

4	Restrictions if any on share transfers

No shares of the corporation shall be transferred without the approval of the directors evidenced by resolution of the board, provided that approval of any transfer of shares may be given as aforesaid after the said transfer has been effected upon the records of the corporation, in which event, unless the said resolution says otherwise, the said transfer shall be valid and shall take effect as from the date of its entry upon the books of the corporation.

5	Number (or minimum and maximum number) of directors

A minimum of One (1) and a maximum of Seven (7).

6	Restrictions if any on business the corporation may carry on

None

7	Other provisions if any

The directors may authorize the issue of one or more series of shares within each class of shares, and may fix the number of shares in each series, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series.

The said Class B share, or any part thereof, shall be redeemable at the option of the corporation without the consent of the shareholders thereof at a price equal to the amount paid per share plus any declared and unpaid dividends.

The corporation shall not make a distribution to the public of any of its security.

The number of shareholders is limited to Fifty (50) not including persons who are in the employment of the corporation and persons, who, having been formerly in the employment of the corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the corporation, two or more persons holding one or more shares jointly being counted as a single shareholder.

If authorized by by-law which is duly made by the directors being confirmed by ordinary resolution, the directors of the corporation may from time to time:

i.	Borrow money upon the credit of the corporation;

ii.	Issue, reissue, sell or pledge debt obligations of the corporation; and

iii	Mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired to secure any debt obligation of the corporation.

8 - Incorporators

Names	Address	Signature

Guy C. Spavold	2100 - 1801 Hollis Street P.O. Box 1054 Halifax, Nova Scotia B3J 2X6	/s/ Guy C. Spavold

CANADA BUSINESS

CORPORATIONS ACT

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 177)

1 -	Name of Corporation

SPUNTECH FABRICS INC.

2 -	Corporation No.

240973-9

3 -	The articles of the above-named Corporation are amended as follows:

Section 1 of the articles of incorporation be and the same is hereby deleted and replaced by the following:

1 - Name of the Corporation

SPUNTECH FABRICS INC. TEXTILES SPUNTECH INC.

Section 2 of the articles of incorporation be and the same is hereby deleted and replace by the following:

2 - The place in Canada where the registered office is to be situated
Territory of Greater Montreal, Quebec, Canada

Date	Signature

July 7th, 1999
/s/ Michael L. Richards
Michael L. Richards

Title: Secretary

FOR DEPARTMENTAL USE ONLY

Filed JUL 20, 1999